UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Rubicon Technology, Inc. (the “Company”) held its Annual Meeting on June 24, 2016. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal 1: Election of Directors

The following nominees were elected to the Company’s Board of Directors for a three-year term expiring in 2019 as follows:

	FOR	WITHHELD
Don N. Aquilano	15,279,459	655,815
Donald R. Caldwell	15,065,202	870,072

No votes were cast at the Annual Meeting with respect to the two director candidates nominated by Paragon Technologies, Inc.

The following directors, who were not up for reelection at the Annual Meeting, continue to serve as directors following the meeting: Timothy E. Brog, Michael E. Mikolajczyk, Raymond J. Spencer and William F. Weissman.

Proposal 2: Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

The ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, was approved as follows:

FOR	AGAINST	ABSTAIN
17,444,567	656,718	261,378

Proposal 3: Approval of the Rubicon Technology, Inc. 2016 Stock Incentive Plan

The Rubicon Technology, Inc. 2016 Stock Incentive Plan, including the material terms of the plan in accordance with the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, was approved as follows:

FOR	AGAINST	ABSTAIN
14,017,139	1,707,367	210,768

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.
Dated: June 30, 2016
	By:	/s/ Mardel A Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

3